Exhibit 99.1

News Release

Investor Relations: Kate Vanek, +1 646 654 4593

Media Relations: Laura Nelson, +1 203 563 2929

NIELSEN PROPOSES TO MOVE INCORPORATION FROM NETHERLANDS TO UNITED KINGDOM

New York, USA – February 26, 2015 – Nielsen N.V. (NYSE: NLSN) today announced that its Board of Directors has unanimously approved a plan to change the Company’s legal domicile from the Netherlands to the United Kingdom.

The current treatment that the Company receives under the US-Netherlands tax treaty is conditioned upon shareholder residency requirements that may limit investment by investors outside of these countries. Relocating the Company’s legal domicile is primarily intended to maintain the current treatment while eliminating these residency requirements, thus enabling Nielsen to attract a broader group of investors from around the world.

The change in its legal domicile is not expected to significantly alter Nielsen’s worldwide effective corporate tax rate.

Mitch Barns, Nielsen’s Chief Executive Officer, stated: “Our Board has reviewed the Company’s corporate domicile and agrees that re-incorporating in the U.K., where the company already has operations, is in the best long-term interest of the Company and its shareholders. We are a global company, and this change positions Nielsen well as we continue to attract sophisticated global investors, adhere to the highest corporate governance standards, and execute on our long-term growth strategy.”

The proposed change in domicile is subject to approval from Nielsen’s shareholders and the satisfaction of other customary conditions. It is contemplated that shareholder approval will be obtained at Nielsen’s 2015 Annual Meeting of Shareholders. Nielsen Holdings Limited, a newly formed, wholly-owned subsidiary of the Company, incorporated under English law, has filed a registration statement with the U.S. Securities and Exchange Commission (SEC) on Form S-4 which contains a preliminary proxy statement/prospectus relating to Nielsen’s 2015 Annual Meeting of Shareholders.

Upon completion of the transaction, it is anticipated that Nielsen’s shares will continue to be listed on the New York Stock Exchange (NYSE) under the symbol “NLSN”, the Company’s current trading symbol, and that Nielsen will remain subject to the reporting, disclosure and governance requirements of the NYSE and the SEC. The Company will be renamed Nielsen Holdings plc and is expected to continue to be part of the S&P 500. The transaction is anticipated to close in the third quarter of 2015.

About Nielsen

Nielsen N.V. (NYSE: NLSN) is a global performance management company that provides a comprehensive understanding of what consumers Watch and Buy. Nielsen’s Watch segment provides media and advertising clients with Total Audience measurement services across all devices where content — video, audio and text — is consumed. The Buy segment offers consumer packaged goods manufacturers and retailers the industry’s only global view of retail performance measurement. By integrating information from its Watch and Buy segments and other data sources, Nielsen provides its clients with both world-class measurement as well as analytics that help improve performance. Nielsen, an S&P 500 company, has operations in over 100 countries that cover more than 90 percent of the world’s population. For more information, visit www.nielsen.com.

Copyright © 2015 The Nielsen Company.

Forward-Looking Statements

This news release contains “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future, including those regarding the proposed change in domicile, the timing thereof, timing of the 2015 annual meeting of shareholders and listing on the New York Stock Exchange, are forward-looking statements that involve risks, uncertainties and assumptions. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the SEC.

Important Additional Information Has Been Filed with the SEC

In connection with the proposed change in domicile and related Merger, Nielsen Holdings Limited has filed with the SEC a registration statement on Form S-4 that included a preliminary proxy statement/prospectus for the Company’s 2015 annual meeting of shareholders, and each of the Company and Nielsen Holdings Limited may be filing with the SEC other documents that contain other relevant materials in connection with the proposed change in domicile of the Company. A definitive proxy statement/prospectus will be mailed to the shareholders of the Company once the registration statement has been declared effective by the SEC. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND ITS PROPOSED CHANGE IN DOMICILE. You may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov or at the Company’s website at http://www.nielsen.com. You will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents by directing a request to Nielsen N.V., 40 Danbury Road, Wilton, Connecticut 06897, telephone (203) 563-3200.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed change in domicile. Information about these persons is set forth in the proxy statement/prospectus included in the registration statement on Form S-4 filed by Nielsen Holdings Limited in connection with the proposed change in domicile, and in any documents subsequently filed by the Company, Nielsen Holdings Limited or their directors and officers under the Securities Exchange Act of 1934, as amended. Investors may obtain additional information regarding the interests of such persons, which may be different from those of the Company’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed change in domicile that may be filed with the SEC.

Copyright © 2015 The Nielsen Company.